SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 12, 2011

Europa Acquisition IV, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-54040	27-3819708
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Xinghuacun B5 Yijing Garden, Luohu District Shenzhen, Guangdong, China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 769 2614-9999

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2011 (the “Closing Date”), Europa Acquisition IV, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) by and among the Company, Peter Reichard and Peter Coker, each a former stockholder of the Company, and Siwei Wang pursuant to which Mr. Wang acquired all of the Company’s then outstanding shares of common stock in exchange for payment by Mr. Wang to Messrs. Reichard and Coker in the aggregate amount of $27,500 (the “Transaction”).  Under the Agreement, Messrs. Reichard and Coker transferred 60,000 and 40,000 shares, respectively, of the Company’s common stock to Mr. Wang.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

The information contained in Item 1.01 of this Report is incorporated herein by reference in its entirety in response to this Item 5.01.

As a result of the Transaction, Siwei Wang acquired 100% of the Company’s outstanding shares of common stock from Messrs. Reichard and Coker.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the Transaction, Peter Reichard submitted a resignation letter pursuant to which he resigned as the Company’s President, effective as of the Closing Date.  In addition, Mr. Reichard resigned from his position as the Company’s sole director, which will become effective on the tenth day following the mailing of an information statement (the “Information Statement”) to the Company’s stockholders in compliance with the requirements of Section 14f-1 of the Securities Exchange Act of 1934, as amended.  Mr. Reichard’s resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On May the Closing Date, Siwei Wang was appointed as the Chairman of the Company’s Board of Directors and as the Company’s  President and Chief Executive Officer.  The appointment of Mr. Wang as the Chairman of the Company’s Board of Directors will become effective on the tenth day following the mailing of the Information Statement to the Company’s stockholders.  Mr. Wang’s appointment as the Company’s President and Chief Executive Officer was effective immediately on the Closing Date.

Below sets forth certain biographical information regarding Mr. Wang:

Siwei Wang has close to 20 years experience in business development and marketing. Mr. Wang has been the founder and chairman of Shenzhen Kangye Investment Stock Company Ltd. since August 2009. Mr. Wang founded Kangye International Club in 2007. Kangye International Club is a fee-based membership club which brings business opportunities to its members through its platform. Between 1997 and 2007, Mr. Wang was an entrepreneur with his private marketing and distribution business.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

10.1 Stock Purchase Agreement between the Company, Peter Reichard, Peter Coker and Siwei Wang Effective May 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Europa Acquisition IV, Inc.

By:  /s/ Siwei Wang
Name: Siwei Wang
Title: President and Chief Executive Officer

Dated: May 17, 2010